EXHIBIT 4.4

Consent Regarding
Application of MIBRAG Proceeds

This Consent (this “Consent”) is dated as of February 16, 2010 and entered into by and among URS Corporation, a Delaware corporation (“Company”), the financial institutions listed on the signature pages hereof (“Lenders”) and Wells Fargo Bank, National Association, as agent for Lenders (“Agent”), and, for purposes of Section 6 hereof, the Guarantors listed on the signature pages hereof (“Guarantors”) and is made with reference to that certain Credit Agreement dated as of November 15, 2007 (the “Credit Agreement”), by and among Company, Lenders and Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

Recitals

Whereas, in June of 2009, Company and its Subsidiaries received approximately $257 million from the sale of interests in the MIBRAG Joint Ventures by a Foreign Subsidiary (the “MIBRAG Proceeds”);

Whereas, at the time of such sale, Company (i) notified Lenders that it would retain $50 million of the MIBRAG Proceeds for overseas reinvestment, (ii) prepaid $57 million of Term Loans with MIBRAG Proceeds repatriated on a tax free basis, and (iii) determined it would repatriate the balance of the MIBRAG Proceeds and prepay the Term Loans after the payment of taxes resulting from the repatriation;

Whereas, pursuant to that certain Consent Regarding Creation of New International Holding Company dated as of September 29, 2009 (the “September Consent”), (i) Lenders (a) gave their consent to a reorganization of the ownership of certain Foreign Subsidiaries in order to create (1) certain one-time tax savings in connection with the repatriation of the MIBRAG Proceeds (such savings, the “UpFront Tax Savings”), and (2) certain additional on-going tax efficiencies and (b) agreed to release certain Collateral in connection with the reorganization, and (ii) Company agreed to apply the UpFront Tax Savings to prepay Term Loans;

Whereas, Company has now determined that there may be potential foreign and domestic acquisitions that it may wish to pursue;

Whereas, the Credit Agreement does not require the prepayment of Term Loans with the balance of the MIBRAG Proceeds if the repatriation of such funds would result in a material tax liability and thus permits Company to use the balance of the MIBRAG Proceeds for foreign but not domestic reinvestments;

Whereas, Lenders are willing to permit Company and its Subsidiaries to use the balance of the MIBRAG Proceeds (including the UpFront Tax Savings) for general corporate purposes including domestic acquisitions;

Now, Therefore, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.  Consent

Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, Lenders hereby consent, notwithstanding the provisions of subsection 2.4B(iii)(a) of the Credit Agreement and the terms of the September Consent, to the use by Company and its Subsidiaries of all or any portion of the MIBRAG Proceeds (including the UpFront Tax Savings) for general corporate purposes, including domestic acquisitions permitted under subsection 7.3 of the Credit Agreement, whether or not the MIBRAG Proceeds are reinvested within the timeframe specified in the Credit Agreement.

i

Section 2.  Limitation of Consent

Without limiting the generality of the provisions of subsection 9.6 of the Credit Agreement, the consent set forth above shall be limited precisely as written, and nothing in this Consent shall be deemed to:

(a)  constitute a waiver of compliance or consent to any action by Company with respect to (i) subsection 2.4B(iii)(a) of the Credit Agreement or the September Consent in any other instance or (ii) any other term, provision or condition of the Credit Agreement, the September Consent or any other instrument or agreement referred to therein; or

(b)  prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement, the September Consent or any other instrument or agreement referred to therein.

Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement, the September Consent and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.  This Consent shall constitute a Loan Document for all purposes of the Credit Agreement.

Section 3.  Representations and Warranties

In order to induce Lenders to enter into this Consent, Company hereby represents and warrants that after giving effect to this Consent:

(a)  as of the date hereof, there exists no Event of Default or Potential Event of Default under the Credit Agreement; and

(b)  all representations and warranties contained in the Credit Agreement and the other Loan Documents (i) that do not contain a materiality qualification are true, correct and complete in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; and (b) that contain a materiality qualification are true, correct and complete on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete on and as of such earlier date.

Section 4.  Counterparts; Effectiveness

This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Consent shall become effective as of the date hereof upon the execution of counterparts hereof by Company and Guarantors and by Lenders constituting Requisite Lenders and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 5.  Governing Law

This Consent and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York (including without limitation Section 5-1401 of the general obligations law of the State of New York), without regard to conflicts of laws principles that would require application of another law.

Section 6.  Acknowledgement and Consent By Guarantors

Guarantors hereby acknowledge that they have read this Consent and consent to the terms thereof and further hereby confirm and agree that, notwithstanding the effectiveness of this Consent, the obligations of Guarantors under the Subsidiary Guaranty shall not be impaired or affected and the Subsidiary Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

In Witness Whereof, the parties hereto have caused this Consent to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Company:

URS Corporation
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Lenders:

Wells Fargo Bank, National Association, individually and as Agent
By:	/s/ Robert O'Sullivan
Robert O'Sullivan
Vice President

Abu Dhabi International Bank Inc, as Lender
By:	/s/ David J. Young
David J. Young
Vice President

By:	/s/ Nagy S. Kolta
Nagy S. Kolta
Executive Vice President

Allied Irish Banks p.l.c., as Lender
By:	/s/ Jean Pierre Knight
Jean Pierre Knight
Vice President

By:	/s/ Brent Phillips
Brent Phillips
Vice President

Allied Irish Banks Debt Management Ltd., as Lender
By:	/s/ Jean Pierre Knight
Jean Pierre Knight
Vice President, Investment Advisor to AIB Debt Management, Limited

By:	/s/ Brent Phillips
Brent Phillips
Vice President, Investment Advisor to AIB Debt Management, Limited

Australia and New Zealand Banking Group Limited, as Lender
By:	/s/ John W. Wade
John W. Wade
Deputy General Manager, Head of Operations and Infrastructure

Bacchus (U.S.) 2006-1, Ltd., as Lender
By:	/s/ David Snyder
David Snyder
President

Bank of America, N.A., as Lender
By:	/s/ G. - signature illegible
G. - signature illegible
Vice President

The Bank of East Asia, Limited, New York Branch, as Lender
By:	/s/ Kenneth Pettis
Kenneth Pettis
Senior Vice President

By:	/s/ Kitty Sin
Kitty Sin
Senior Vice President

The Bank of Nova Scotia, as Lender
By:	/s/ Teresa Wu
Teresa Wu
Director

Barclays Bank PLC, as Lender
By:	/s/ Craig Malloy
Craig Malloy
Director

Bayerische Landesbank, New York Branch, as Lender
By:	/s/ Alexander Kohnert
Alexander Kohnert
Senior Vice President

By:	/s/ Gina Hoey
Gina Hoey
Vice President

Blue Shield of California, as Lender
By:	/s/ David Ardini
David Ardini
Vice President

BMO Capital Markets Financing, Inc., as Lender
By:	/s/ Scott Morris
Scott Morris
Vice President

BNP Paribas, as Lender
By:	/s/ Jamie Dillon
Jamie Dillon
Managing Director

By:	/s/ Joseph Mack
Vice President

Bridgeport CLO Ltd., as Lender
By: Deerfield Capital Management LLC as its Collateral Manager

By:	/s/ Ken Selle
Ken Selle
Managing Director

Bridgeport CLO II Ltd., as Lender
By: Deerfield Capital Management LLC as its Collateral Manager

By:	/s/ Ken Selle
Ken Selle
Managing Director

Burr Ridge CLO Plus Ltd., as Lender
By: Deerfield Capital Management LLC as its Collateral Manager

By:	/s/ Ken Selle
Ken Selle
Managing Director

v

Capital One Leverage Finance Corporation, as Lender
By:	/s/ Ron Walker
Ron Walker
SVP

Caterpillar Financial Services Corporation, as Lender
By:	/s/ Michael M. Ward
Michael M. Ward
Credit & Operations Manager – Syndications
Caterpillar Financial Services Corporation

Citibank, N.A., as Lender
By:	/s/ C.H. – signature illegible
C.H. – signature illegible
Vice President

Commerz Bank A.G., as Lender
By:	/s/ Matias Cruces
Matias Cruces
Vice President

East West Bank, as Lender
By:	/s/ Nancy A. Moore
Nancy A. Moore
Senior Vice President

Fifth Third Bank, as Lender
By:	/s/ Gary Josey
Gary Josey
VP – Corporate Banking

Forest Creek CLO, Ltd., as Lender
By: Deerfield Capital Management LLC as its Collateral Manager

By:	/s/ Ken Selle
Ken Selle
Managing Director

Fortis Capital Corp., as Lender
By:	/s/ John W. Deegan
John W. Deegan
Director & Group Head

By:	/s/ Carlos del Mamol
Carlos del Mamol
Head of International Desk N.A.

Franklin CLO V, Limited, as Lender
By:	/s/ David Ardini
David Ardini, Franklin Advisers, Inc., as Collateral Manager
Vice President

Franklin Floating Rate Daily Access Fund, as Lender
By:	/s/ Richard Hsu
Richard Hsu
Vice President

Franklin Floating Rate Master Series, as Lender
By:	/s/ Richard Hsu
Richard Hsu
Vice President

Franklin Templeton Limited Duration Income Trust, as Lender
By:	/s/ Richard Hsu
Richard Hsu
Vice President

Franklin Templeton Series II Funds Franklin Floating Rate II Fund, as Lender
By:	/s/ Richard Hsu
Richard Hsu
Vice President

General Electric Capital Corporation, as Lender
By:	/s/ James R. Persico
James R. Persico
Duly Authorized Signatory

Greyrock CDO, Ltd.
By: Aladdin Capital Management LLC as Manager, as Lender

By:	/s/ Christine M. Barto
Christine M. Barto
Authorized Signatory

HSBC Bank USA, N.A., as Lender
By:	/s/ David Hants
David Hants
Senior Vice President

Landmark III CDO Limited
By: Aladdin Capital Management LLC as Manager, as Lender

By:	/s/ Christine M. Barto
Christine M. Barto
Authorized Signatory

Landmark IV CDO Limited
By: Aladdin Capital Management LLC as Manager, as Lender

By:	/s/ Christine M. Barto
Christine M. Barto
Authorized Signatory

Landmark V CDO Limited
By: Aladdin Capital Management LLC as Manager, as Lender

By:	/s/ Christine M. Barto
Christine M. Barto
Authorized Signatory

Landmark VI CDO Limited
By: Aladdin Capital Management LLC as Manager, as Lender

By:	/s/ Christine M. Barto
Christine M. Barto
Authorized Signatory

Landmark VII CDO Limited
By: Aladdin Capital Management LLC as Manager, as Lender

By:	/s/ Christine M. Barto
Christine M. Barto
Authorized Signatory

Landmark VIII CDO Limited
By: Aladdin Capital Management LLC as Manager, as Lender

By:	/s/ Christine M. Barto
Christine M. Barto
Authorized Signatory

Landmark IX CDO Limited
By: Aladdin Capital Management LLC as Manager, as Lender

By:	/s/ Christine M. Barto
Christine M. Barto
Authorized Signatory

Mrt Bank. as Lender
By:	/s/ Sue O’Malley
Sue O’Malley
V.P.

MB Financial Bank, N.A., as Lender
By:	/s/ Henry Wesser
Henry Wesser
Vice President

Mizuho Corporate Bank, Ltd., as Lender
By:	/s/ signature illegible
Name: signature illegible
Authorized Signatory

Morgan Stanley Bank, N.A., as Lender
By:	/s/ Ryan Vetsch
Ryan Vetsch
Authorized Signatory

Morgan Stanley Senior Funding, Inc., as Lender
By:	/s/ Ryan Vetsch
Ryan Vetsch
Authorized Signatory

National City Bank, as Lender
By:	/s/ Karen P. Davies
Karen P. Davies
Senior Vice President

Raymond James Bank, FSB, as Lender
By:	/s/ Joseph A. Ciccolini
Joseph A. Ciccolini
Vice President – Senior Corporate Banker

Rosedale CLO Ltd.
By: Princeton Advisory Group, Inc as Collateral Manager

By:	/s/ Anna Chin
Anna Chin
Senior Analyst

Rosedale CLO II Ltd.
By: Princeton Advisory Group, Inc as Collateral Manager

By:	/s/ Anna Chin
Anna Chin
Senior Analyst

Rosemont CLO, Ltd., as Lender
By: Deerfield Capital Management LLC as its Collateral Manager

By:	/s/ Ken Selle
Ken Selle
Managing Director

Royal Bank of Scotland, plc as Lender
By:	/s/ Jack Wesolek
Jack Wesolek
Senior Vice President

Scotiabanc Inc., as Lender
By:	/s/ J.F. Todd
J.F. Todd
Managing Director

State Bank of India, as Lender
By:	/s/ Prabodh Parikh
Prabodh Parikh
Vice President & Head (Credit)

Sumitomo Mitsui Banking Corporation, as Lender
By:	/s/ William M. Ginn
William M. Ginn
Executive Officer

SunTrust Bank, as Lender
By:	/s/ M.R. – signature illegible
M.R. – signature illegible
Managing Director

U.S. Bank National Association, as Lender
By:	/s/ Conan Schleicher
Conan Schleicher
Vice President

UBS AG, Stamford Branch, as Lender
By:	/s/ Marie Haddad
Marie Haddad
Associate Director

By:	/s/ Mary E. Evans
Mary E. Evans
Associate Director

x

UBS Loan Finance, LLC, as Lender
By:	/s/ Marie Haddad
Marie Haddad
Associate Director

By:	/s/ Mary E. Evans
Mary E. Evans
Associate Director

Union Bank N.A., as Lender
By:	/s/ David Jackson
David Jackson
Vice President

United Overseas Bank Limited, New York Agency, as Lender
By:	/s/ K. Jin Koh
K. Jin Koh
SVP & GM

By:	/s/ Mario Sheng
Mario Sheng
AVP

Wachovia Bank, N.A., as Lender
By:	/s/ David E. Stolpe
David E. Stolpe
Senior Vice President

Westpac Banking Corporation, as Lender
By:	/s/ Henrik Jensen
Henrik Jensen
Director, Corporate & Institutional Banking Americas

Guarantors:

Aman Environmental Construction, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

Washington Holdings, Inc. [f.k.a. Bear Merger Sub, Inc.]
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

Cleveland Wrecking Company
By:	/s/ Rita Armstrong
Rita Armstrong
Director

EG&G Defense Materials, Inc.
By:	/s/ William F. Neeb
William F. Neeb
Director

EG&G Technical Services, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

E.C. Driver & Associates, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

Lear Siegler Logistics International, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

Lear Siegler Services, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

Washington California, Inc. [f.k.a. Pomeroy Corporation]
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Rust Constuctors Puerto Rico, Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Rust Constuctors, Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Signet Testing Laboratories, Inc.
By:	/s/ Rita Armstrong
Rita Armstrong
Director

URS Caribe, L.L.P.
By:	/s/ Francis J. Geran
Francis J. Geran
Authorized Representative

URS Construction Services, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Corporation
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Corporation AES
By:	/s/ William A. Stevenson
William A. Stevenson
Director

URS Corporation - New York
By:	/s/ Francis J. Geran
Francis J. Geran
Director

URS Corporation - North Carolina
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Corporation- Ohio
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Corporation Great Lakes
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Corporation Southern
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS District Services, P.C.
By:	/s/ James R. Linthicum
James R. Linthicum
Director

URS Greiner Woodward-Clyde Consultants, Inc.
By:	/s/ Thomas W. Bishop
Thomas W. Bishop

URS Group, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Holdings, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS International, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Operating Services, Inc.
By:	/s/ Charles Baker
Charles Baker
Vice President

URS Resources, LLC
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
CFO, Member representative & VP

Washington Demilitarization Company, LLC
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Washington Government Environmental Services Company LLC
By:	/s/ Randolph J. Hill
Randolph J. Hill
Vice President and Assistant Secretary

Washington Group Holdings Limited
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Washington Group International, Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Washington Group Latin America, Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Washington International, Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Washington Midwest LLC
By:	/s/ Randolph J. Hill
Randolph J. Hill
Assistant Secretary

WGI Middle East Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Badger Energy, Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Badger Middle East, Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Banshee Construction Company, Inc.
By:	/s/ Rita Armstrong
Rita Armstrong
Director

Clay Street Properties
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

D&M Consulting Engineers, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

Dames & Moore Group (NY), Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Ebasco International Corporation
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Energy Overseas International, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Geotesting Services, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

Harbert-Yeargin Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

National Projects, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Radian Engineering, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

Raytheon-Ebasco Overseas, Ltd.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

The Leasing Corporation
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

United Engineers Far East, Ltd.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

United Engineers International, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

United Mid-East, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Architects/Engineers, Inc.
By:	/s/ Francis J. Geran
Francis J. Geran
Director

URS Architecture - Oregon, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Corporation Architecture, P.C.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Corporation Design
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

URS Corporation - Maryland
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Corporation Services
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Corporation Southeast
By:	/s/ William A. Stevenson
William A. Stevenson
Director

URS-Stevenson Architecture, P.C.
By:	/s/ William A. Stevenson
William A. Stevenson
Director

Washington Architects, LLC
By:	/s/ Randolph J. Hill
Randolph J. Hill
Assistant Secretary

Washington-Catalytic, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Washington Construction Corporation
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Targhee International LLC [f.k.a. Washington Group Argentina, Inc.]
By:	/s/ Randolph J. Hill
Randolph J. Hill
Director

Washington Global Services, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Washington Group Transit Management Company
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Washington Infrastructure Corporation
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Washington Infrastructure Services, Inc.
By:	/s/ William A. Stevenson
William A. Stevenson
Vice President and CFO

Washington Ohio Services LLC
By:	/s/ William A. Stevenson
William A. Stevenson
Vice President and CFO

Washington Quality Inspection Company
By:	/s/ Randolph J. Hill
Randolph J. Hill
Vice President and CFO

West Valley Nuclear Services Company LLC
By:	/s/ Randolph J. Hill
Randolph J. Hill
Sr. Vice President of Legal and Assistant Secretary

WGCI, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

WGI Asia, Inc.
By:	/s/ Randolph J. Hill
Randolph J. Hill
Vice President and CFO

WGI Global Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

WGI Global Opportunities LLC
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

WGI Industrial Services, Ltd.
By:	/s/ Frank S. Finlayson
Frank S. Finlayson
Vice President and Treasure

WGI Overseas Operations LLC
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and CFO

Wisconsin Power Constructors, LLC
By:	/s/ William A. Stevenson
William A. Stevenson
Vice President and CFO

LopezGarcia Group, Inc.
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director

URS Alaska, LLC
By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Director